DISTRIBUTOR'S AGREEMENT

     AGREEMENT dated [_________, 2008] between BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Fund"), a Delaware limited liability company having its principal place of business at One Wall Street, New York, New York 10286, and MBSC Securities Corporation (the "Distributor"), having its principal place of business at 200 Park Avenue, New York, New York 10166.

     WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, it is intended that the Distributor act as a co-distributor of limited liability company interests in the Fund ("Interests");

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

     1. SERVICES AS DISTRIBUTOR

     1.1. The Distributor will act as agent of the Fund for the distribution of the Interests covered by the registration statement and prospectus of the Fund then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean the registration statement and any amendments thereto then in effect, including Part A (the prospectus), Part B (the statement of additional information) and Part C of such registration statement, as filed on Form N-2 or any successor form thereto with the Securities and Exchange Commission the ("Commission"). The term "prospectus" shall mean the then-current prospectus and statement of additional information used by the Fund, in accordance with the rules of the Commission, for delivery to members and prospective members of the Fund (the "Members") after the effective dates of the above referenced registration statements together with any amendments and supplements thereto.

     1.2. It is contemplated that the Distributor will retain securities dealers and financial institutions to act as selling agents in connection with the offering of Interests (each of the foregoing a "Selling Agent") and will enter into selling agreements with such Selling Agents. The Distributor shall engage in, and/or may authorize Selling Agents to perform activities which it deems reasonable and which are primarily intended to result in the sale of Interests.

     1.3. The Distributor agrees that it will not make offers or sales of Interests except in the manner set forth in the prospectus. The Fund has established procedures that are to be followed in connection with the offer and sale of Interests, and the Distributor agrees not to make offers or sales of any Interests, and agrees to require all Selling Agents not to make any such offers or sales, except in compliance with such



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procedures as have been provided to the Distributor in writing. In this regard, the Distributor agrees that it will, and shall require Selling Agents to agree that they will:

     (a) not sell Interests to any one investor for less than the minimum amount as may be specified in the prospectus or as the Fund shall otherwise advise the Distributor;

     (b) not offer or sell Interests in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where Interests have not been registered or qualified for offer and sale under applicable state securities laws unless Interests are exempt from the registration or qualification requirements of such laws;

     (c) sell Interests only to persons who are "qualified clients," as that term is defined by Rule 205-3 under the Investment Advisers Act of 1940, as amended, and who meet such other eligibility requirements as may be imposed by the Fund and set forth in the prospectus;

     (d) make no representations concerning Interests other than those contained in the Fund's prospectus or in any promotional materials or sales literature furnished to the Distributor by the Fund; and

     (e) take appropriate verification measures to ensure any offers or sales of Interests are in compliance with all applicable laws and regulations concerning foreign exchange controls and money laundering.

     1.4. The Fund understands that the Distributor is now and may in the future be the distributor of ownership interests of other investment entities (together, "Other Entities"), including Other Entities having investment objectives similar to those of the Fund or that otherwise compete with the Fund. The Fund further understands the investors and potential investors in the Fund may invest in ownership interests of such Other Entities. The Fund agrees that the Distributor's duties to such Other Entities shall not be deemed in conflict with its duties to the Fund under this Agreement.

     1.5. The Distributor understands that the Fund has entered into a distribution agreement with BNY Hamilton Distributors, Inc. ("BNY Hamilton") and that the Distributor will not be the exclusive distributor of Interests.

     1.6. In its capacity as a distributor of the Interests, all activities of the Distributor and its directors, officers, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act and the Securities Exchange Act of 1934 (the "1934 Act") and all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any relevant securities association registered under the 1934 Act. The Distributor agrees that


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it will be responsible for the proper instruction and training of all sales personnel it employs.

     1.7. The Fund will ensure that its transfer agent issues confirmations of all accepted purchase orders and other transactions in Interests. The Distributor will require Selling Agents to forward such confirmations to the applicable Member promptly after receipt from the transfer agent. The
Distributor shall transmit, and shall require all Selling Agents to transmit, promptly after receipt from an investor full subscription amounts payable in connection with each order for the purchase of Interests by such investor to the Fund's escrow agent in accordance with delivery instructions provided in writing by the Fund.

     1.8. To the extent the Distributor makes a recommendation to its customers regarding a transaction in Interests, the Distributor agrees that it has the responsibility to fulfill its obligations under the NASD Conduct Rules and to determine the suitability of any Interests as investments for its customers, and that the Fund has no responsibility for such determination.

     1.9. The Fund will ensure that its administrator, The Bank of New York (the "Administrator"), takes such steps as may be necessary and feasible to qualify Interests for sale in states, territories or dependencies of the United States, the District of Columbia, and the Commonwealth of Puerto Rico, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Administrator shall not be required to qualify Interests or to maintain the qualification of Interests in any jurisdiction where it shall deem such qualification disadvantageous to the Fund.

     1.10. Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Fund's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of Interests until such time as the Fund's officers deem it advisable to accept such orders and to make such sales.

     1.11. The Fund agrees to notify the Distributor in writing, from time to time, of the amount of registered Interests available to be sold. The Fund represents and warrants to the Distributor that all such Interests are registered with the Commission and that a registration statement shall be effective at the time such Interests are specified by the Fund as available for sale.

     1.12. The Fund will pay all costs and expenses in connection with the registration of Interests under the Securities Act and all expenses in connection with the provision of facilities for the issue and transfer of Interests and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses. The Fund agrees to direct the Administrator to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in



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


connection with the qualification of Interests for sale in such jurisdictions as the Distributor may designate. The Fund shall also direct the Administrator to provide the Distributor with a list of all states and jurisdictions where Interests have been qualified for offer and sale under applicable state securities laws.

     1.13. The Fund shall furnish from time to time, for use in connection with the sale of Interests, such information with respect to the Fund and Interests as the Distributor may reasonably request; and the Fund warrants that the statements contained in any such information will, when made, be true and correct and fairly show or represent what they purport to show or represent. Thereafter, the Fund shall notify the Distributor in writing immediately upon the happening of any event or change of circumstances that causes any such information to be incorrect or misleading. The Fund shall also furnish the Distributor upon request with (i) unaudited semi-annual reports and audited annual reports of the Fund's books and accounts prepared by the Fund, (ii) copies of any document or information filed with the Commission, (iii) copies of the Fund's privacy policy and anti-money laundering policy and any amendments or changes thereto, and (iv) from time to time such additional information regarding the financial condition of the Fund as the Distributor may reasonably request.

     1.14. The Fund authorizes the Distributor and Selling Agents to use any prospectus in the form furnished from time to time in connection with the sale of Interests. The Fund represents and warrants to the Distributor that, with respect to Interests, all registration statements and prospectuses filed by the Fund with the Commission under the Securities Act have been carefully prepared in conformity with the requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Act and the rules and regulations of said
Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Interests. The Fund shall from time to time make such amendments to any registration statement and such supplements to any prospectus as may, in light of future developments and in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose an amendment and/or supplement within fifteen days after receipt by the Fund of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by the Fund for, any liability or loss resulting from the failure to implement such amendment or supplement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof and an opportunity to review in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     1.15. No Interests shall be offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Interests hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this Section 1.15 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase Interests from a Member in accordance with the provisions of the Fund's prospectus or limited liability company agreement.

     1.16. The Fund agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

     (a) of any request by the Commission for amendments to the registration statement or prospectus or for additional information;

     (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus or the initiation by service of process on the Fund of any proceeding for that purpose;

     (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

     1.17. The Distributor agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential Members, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except (a) after prior notification to the Fund when the Distributor has been requested to divulge such information by duly constituted authorities, (b) where the Distributor may be exposed to civil or criminal liability for failure to comply, or (c) when so requested by the Fund.



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     2. INDEMNIFICATION; CONTINUATION OF REPRESENTATIONS AND WARRANTIES

     2.1. The Fund agrees to indemnify, defend and hold the Distributor, its directors, officers and employees, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act (the Distributor and all such parties, the "Distributor Parties"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) (collectively "Losses") which the Distributor Parties may incur (a) as the result of acting as a distributor of Interests or arising out of its actions in accordance with this Agreement; or
(b) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or in any prospectus or necessary to make the statements in either of such documents not misleading or (iii) any Fund-related advertisement or sales literature that is not in compliance with applicable laws, rules or regulations (including, but not limited to the NASD Conduct Rules). The Fund's agreement to indemnify the Distributor Parties shall not be deemed to cover any Losses (x) arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to the Fund by the Distributor, or (y) arising out of or based upon any omission to state a material fact in such information furnished by the Distributor which is required to be stated or necessary to make the information not misleading; and further provided that the Fund's agreement to indemnify the Distributor and the Fund's representations and warranties herein shall not be deemed to cover any liability to the Fund or its Members to which the Distributor would otherwise be subject due to its willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement, or by the Distributor's failure to comply with any laws, rules or regulations applicable to it in connection with its distribution of the Interests.

     In the event of a formal legal action, the Fund's agreement to indemnify the Distributor Parties is expressly conditioned upon the Fund being provided with written notice of an action brought against the Distributor Parties identifying the person against whom such action is brought, promptly following receipt of service of the summons or other first legal process, provided that any failure to promptly notify the Fund will not relieve the Fund of its duty to indemnify pursuant to this Section 2.1 unless the Fund is materially prejudiced as a result, and provided further, that failure to notify the Fund shall not, in any event, relieve the Fund from any liability the Fund may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than in regard to the Fund's indemnity obligations under this Section 2.1.


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


     The Fund will be entitled to assume the defense of any action as to which a claim for indemnification may be made under this Section 2.1 if such defense shall be conducted by counsel of good standing approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such action in accordance with the foregoing, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Fund does not elect to assume the defense of any such action or in the event the Distributor reasonably withholds approval of counsel chosen by the Fund, the Fund will reimburse the Distributor Parties named as defendant or defendants in such action, for the fees and expenses of any counsel retained by the Distributor or them.

     This Agreement of indemnity will inure exclusively to the benefit of the Distributor Parties, their respective estates, and their respective successors. The Fund agrees promptly to notify the Distributor of the commencement of any litigation of proceedings against the Fund or any of its officers or members of its Board of Managers (each, a "Manager" and collectively, the "Board") which relates, directly or indirectly, to the issue and sale of any Interests or which may otherwise form the basis of an obligation for the Fund to indemnify hereunder.

     2.2. The Distributor agrees to indemnify, defend and hold the Fund, its officers and Managers, and any person who controls the Fund within the meaning of Section 15 of the Securities Act (the Fund and all such parties, the "Fund Parties") free and harmless from and against any and all Losses which the Fund Parties may incur under the Securities Act or under common law or otherwise, arising out of or based upon:

     (a) any breach of any representation, warranty or covenant made by the Distributor herein; or

     (b) any failure by the Distributor to perform its obligations as set forth herein; or

     (c) any untrue statement of a material fact contained in the information furnished in writing by the Distributor to the Fund for use in any registration statement or any prospectus, or used in the answers to any of the items of any registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to the Fund and required to be stated in such answers or necessary to make such information not misleading.

     The Distributor's agreement to indemnify the Fund Parties is expressly conditioned upon the Distributor being provided with written notice of an action brought against the Fund Parties and identifying the person against whom such action is brought promptly following the indemnified person's receipt of service of the summons or other



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legal process, provided that any failure to promptly notify the Distributor will not relieve the  Distributor  of its duty to indemnify  pursuant to this Section
2.2 unless the Distributor is materially prejudiced as a result.

     The Distributor will be entitled to assume the defense of any such action if such defense shall be conducted by counsel of good standing approved by the Fund, which approval shall not be unreasonably withheld. In the event any such Loss is not based solely on an alleged misstatement or omission on the Distributor's part, the relevant Fund Parties shall have the right to participate in the defense, and the Distributor shall have the right of first control thereof. In the event the Distributor elects to assume the defense of any action in accordance with the foregoing, the Fund Parties shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such action, the Distributor will reimburse the Fund Parties named as defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by the Fund Parties to the extent related to a Loss covered under this
Section 2.2. The Distributor's agreement to indemnify the Fund Parties shall not be deemed to cover any Losses caused by the Fund Parties' willful misfeasance, bad faith or gross negligence in the performance of their duties, by reason of the Fund Parties' reckless disregard of their obligations and duties under this Agreement, or by the Fund Parties' failure to comply with any laws, rules or regulations applicable to them.

     2.3. The indemnification agreements contained in this Section 2 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its directors, officers and employees, or any controlling person, and shall survive the delivery of any Interests. The Fund's representations and warranties contained in this Agreement shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, and, if relevant, applicable to all registration statements and prospectuses filed or used hereafter and all Interests distributed hereunder.

     2.4. It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Managers, Members, nominees, officers, agents or employees of the Fund personally, but shall bind only the Fund and the property of the Fund. The execution and delivery of this Agreement have been authorized by the Managers, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting in such capacity.

     3. FEES

     The Fund shall not pay a fee to the Distributor for services provided by the Distributor under this Agreement. The Fund and the Distributor agree and acknowledge that, as compensation for selling Interests, BNY Investment Advisors, the Fund's investment adviser (the "Adviser") and a division of The Bank of New York (the "Bank"), or an affiliate of the Bank, may make payments to the Distributor or to Selling

Agents, from its own resources in an amount up to 0.90% per annum of the aggregate value of Interests held by Members that are customers of those Selling Agents. The Fund and the Distributor further agree and acknowledge that the Distributor may pay compensation to Selling Agents out of these payments and may retain such portion of such payments that is not paid to Selling Agents. In accordance with applicable NASD Conduct Rules, payments by the Fund and the Bank (or by any affiliate of the Bank) to the Distributor, and any placement fees received by the Distributor in connection with the sale of Interests (as contemplated by Section 5.3 of this Agreement), shall not exceed such limitations on compensation as is specified by the NASD Conduct Rules or by the Financial Industry Regulatory Authority, Inc. ("FINRA," formerly, the National Association of Securities Dealers).

     4. STATUS AS A FINRA MEMBER

        The Distributor agrees to inform the Fund promptly of any pending or threatened action or proceeding by FINRA bearing on the Distributor's membership with FINRA and of any suspension or termination of such membership. The Distributor further agrees to maintain all records required by applicable laws or that are otherwise reasonably requested by the Fund in the event the Distributor's status as a member of FINRA or the Securities Investor Protection Corporation changes. The Distributor recognizes that it will be treated as a "non-member of the Association," as defined by Rule 2420 of the NASD Conduct
Rules, during the period of any suspension of its membership with FINRA. Accordingly, no payments required by FINRA regulations to be paid solely to a registered broker or dealer shall be paid by the Fund to the Distributor while it is suspended from FINRA. Further, any termination of the Distributor's FINRA membership will automatically terminate the Agreement without notice. In the event that the Agreement is terminated as a result of the Distributor ceasing to be a member of FINRA, or for any other reason as permitted by the Agreement, the Distributor agrees to work cooperatively with the Fund to effect an orderly transition of customer assets if customer Interests are redeemed or registrations transferred. The Distributor further agrees to notify the Fund immediately in the event of its violation of any applicable federal or state law, rule, regulation, requirement or condition arising out of or in connection with this Agreement, or which may otherwise affect in any material way the Distributor's ability to act as a distributor in accordance with the terms of this Agreement.

     5. OFFERING PRICE; SALE AND PAYMENT

     5.1. The minimum initial and additional investment amounts in the Fund shall be those amounts as set forth in the Fund's prospectus unless the Board approves different amounts and instructs the Distributor in writing to accept the different minimum initial and/or additional investment amounts.

     5.2. The net asset value of Interests shall be determined in accordance with the Limited Liability Company Agreement and the prospectus of the Fund.



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     5.3. With respect to sales of Interests to investors,  the  Distributor and any Selling Agent may impose a placement fee, which fee shall be payable to the Distributor or Selling Agent, as applicable, by investors purchasing Interests (a "Placement Fee"), in such amount (and with such reductions and waivers) as may be determined by the Distributor or the Selling Agent not exceeding 3 percent of the amount of any investment in Interests. The Distributor and any Selling Agent imposing a Placement Fee shall disclose such fee and available reductions and waivers thereof in writing to investors subject thereto prior to the acceptance of orders to purchase Interests from such investors.

     5.4. The receipt by the Distributor or any Selling Agent of any Placement Fee, and the receipt by them of any other compensation with respect to Interests, shall be subject to such limitations as may be established by FINRA with respect to the offering of Interests or as may be imposed by the NASD Conduct Rules.

     6. TERM, DURATION AND TERMINATION

     This Agreement shall become effective as of the date first written above (the "Effective Date") and, unless sooner terminated as provided herein, shall continue for a two-year period following the date of its execution, as set forth below. Thereafter, if not terminated, this Agreement shall continue automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by the vote of a "majority of the outstanding voting securities of the Fund," as defined by the 1940 Act and the rules thereunder, or by the Board; and provided that in either event such continuance is also approved by a majority of the Managers who are not parties to this Agreement or "interested persons," as defined by the 1940 Act, of any such party (the "Independent Managers"), in each case by vote cast in person at a meeting called for the purpose of voting on such approval. The Fund may at any time, without payment of any penalty, terminate this Agreement upon sixty days prior written notice to the Distributor, either by majority vote of the Board or by the vote of a "majority of the outstanding voting securities of the Fund," as defined by the 1940 Act and the rules thereunder. The Distributor may at any time, without payment of penalty, terminate this Agreement upon sixty days prior written notice to the Fund, or immediately if required by applicable law. This Agreement shall automatically terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Commission.

     7. PRIVACY

     Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Rule 3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Privacy Act and that it will not disclose any Nonpublic Personal Information received in connection with this


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


Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Privacy Act. The Fund represents to the Distributor that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Distributor with a copy of that statement annually. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of the Fund.

     8. NOTICES

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Fund, to it at One Wall Street, New York, New York 10286, Attention: President; and if to the Distributor, to it at 200 Park Avenue, 8th Floor, New York, New York 10166, Attention: Legal Department, or at such other address as either party may from time to time specify in writing to the other party pursuant to this Section.

     9. GENERAL PROVISIONS

     9.1. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     9.2. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the provisions of the 1940 Act. To the extent the law of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

     9.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     9.4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated on the date set forth below.


                                      BNY/IVY MULTI-STRATEGY HEDGE FUND LLC


                                      By:
                                         ------------------------------------

                                      Name:
                                      Title:

                                      Dated:
                                            ---------------------------------


                                      MBSC SECURITIES CORPORATION


                                      By:
                                         ------------------------------------

                                      Name:
                                      Title:

                                      Dated:
                                            ---------------------------------


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